SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

SEAENA, INC.

Date of Report (Date of earliest event reported) June 2, 2006

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-29781 (Commission File Number)	65-0142472 (IRS Employer Identification No.)

1181 Grier Drive, Suite B, Las Vegas, Nevada 89119

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (702) 740-4616

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 2, 2006, the registrant entered into a Credit Agreement with North Fork Bank, Melville, New York. The Credit Agreement provided for a term loan in the principal amount of $3,000,000 and a line of credit in the amount of $1,000,000.

The term loan bears interest initially at the Bank’s prime rate plus 1% (the “ABR”) and may from time to time bear interest at the ABR or the base LIBOR rate plus 3% (the “LIBOR Rate”), as determined by the registrant. The term loan note requires quarterly installments of principal and interest beginning March 31, 2007. All but $59,000 of the proceeds of this loan were used to payoff existing debt owed to Hapoalim Bank and Leumi Bank.

The line of credit may be ABR or LIBOR Rate loans, as determined by the registrant. The registrant drew down $350,000, of which $50,000 was used for the costs of the transaction and $300,000 will be used for working capital.

The registrant may prepay both of the loans in whole or in part without premium or penalty. The registrant granted the Bank a security interest in all of the assets of the registrant and the registrant’s subsidiaries, patents and applications for patents of Lazer-Tek Designs (the registrant’s wholly-owned subsidiary), and trademarks of Lazer-Tek Designs (the “Collateral”). In addition, Marshall Butler and Kevin Ryan, officers, directors and principal shareholders of the registrant guaranteed the repayment of the loans and pledged certain securities they own as additional collateral. Messrs. Butler and Ryan also agreed to subordinate any claims or liens they might have against the registrant or in the Collateral to the interest of the Bank. As of May 31, 2006, the registrant executed unsecured demand promissory notes to Messrs. Butler and Ryan in the amounts of $910,000 and $882,500, respectively. The notes bear interest at 10% per annum. These notes evidence advances that had been made by Messrs. Butler and Ryan to the registrant and its subsidiaries for working capital.

The registrant is obligated to keep certain financial covenants, including maintaining a consolidated tangible net worth of no less than $2,743,000 plus 100% of cumulative consolidated net income for each completed fiscal year (commencing with the 2006 fiscal year) for which consolidated net income is positive, maintaining certain financial ratios, and not incurring a consolidated net loss with respect to any fiscal quarter commencing with the fiscal quarter ending September 30, 2006.

Item 9.01      Financial Statements and Exhibits

Exhibits:

Regulation S-B Number	Document
10.1	Credit Agreement between Seaena, Inc. and North Fork Bank dated June 2, 2006
10.2	Line of Credit Note dated June 2, 2006
10.3	Term Loan Note dated June 2, 2006
10.4	Individual Guaranty of Marshall Butler dated June 2, 2006
10.5	Individual Guaranty of Kevin Ryan dated June 2, 2006
10.6	Unsecured Demand Promissory Note in favor of Kevin T. Ryan dated May 31, 2006
10.7	Unsecured Demand Promissory Note in favor of Marshal D. Butler dated May 31, 2006
10.8	Correction Agreement to Credit Agreement dated June 9, 2006.*

______________________

* To be filed by Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAENA, INC.
June 20, 2006	By: /s/ Doug E. Lee Doug E. Lee President

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